Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 11/05/1999
9914 72141 — 3003488

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Brocade Communications Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     A. The name of the corporation is Brocade Communications Systems, Inc. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 11, 1999.
     B. This Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the Board of Directors and the Stockholders of the corporation.
     C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.
     D. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
     The name of the corporation is Brocade Communications Systems, Inc. (the “Company”)
ARTICLE II
     The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
     The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
     1. Authorized Capital. The Company is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which the Company is authorized to issue is 200,000,000, $.001 par value, and the total number of shares of Preferred Stock the Company is authorized to issue is 5,000,000, $.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.
ARTICLE V
     The Company is to have perpetual existence.
ARTICLE VI
     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Company shall so provide.
ARTICLE VII
     1. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which constitute the whole Board of Directors of the Company shall be designated in the Bylaws of the Company.
     2. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
     3. Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     4. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (“Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.
     5. The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Company’s Bylaws by the stockholders of this corporation: 2.2 (Annual Meeting) and 2.3 (Special Meeting).
     6. No action shall be taken by the stockholders of the Company except at an annual or special meeting of the stockholders called in accordance with the Bylaws.
     7. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

ARTICLE VIII
     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal ARTICLE VII or this ARTICLE VIII.
ARTICLE IX
     The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in ARTICLE VIII of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.
ARTICLE X
     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Company.
ARTICLE XI
     1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Company shall be indemnified by the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
     2. The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company.
     3. Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Company’s Certificate of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE XII
     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.
ARTICLE XIII
     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Company.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Incorporation to be signed by Gregory L. Reyes, its Chief Executive Officer, effective as of November 4, 1999.

BROCADE COMMUNICATIONS SYSTEMS, INC.
By:	/s/ Gregory L. Reyes
Gregory L. Reyes
President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/25/2000
001268413 — 3003488

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF BROCADE COMMUNICATIONS SYSTEMS, INC.
     Brocade Communications Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation approved a resolution by unanimous written consent to amend Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:
ARTICLE IV
     1. Authorized Capital. The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 405,000,000 shares. The number of shares of Common Stock authorized is 400,000,000. The number of shares of Preferred Stock authorized is 5,000,000. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.
     SECOND: The Annual Meeting of Stockholders of the Corporation was duly called and held on April 20, 2000 in accordance with Section 222 of the General

Corporation law of the State of Delaware at which meeting a majority of the outstanding shares of the Corporation were voted in favor of the proposed amendment.
     THIRD: That said amendment was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by the undersigned duly authorized officer of the Corporation on this 23rd day of May, 2000.

/s/ Michael J. Byrd
Michael J. Byrd
Chief Financial Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/24/2001
010195810 — 3003488

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF BROCADE COMMUNICATIONS SYSTEMS, INC.
     Brocade Communications Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation approved a resolution by unanimous written consent to amend Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:
ARTICLE IV
     1. Authorized Capital. The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000. The number of shares of Preferred Stock authorized is 5,000,000. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.
     SECOND: The Annual Meeting of Stockholders of the Corporation was duly called and held on April 4, 2001 in accordance with Section 222 of the General

Corporation law of the State of Delaware at which meeting a majority of the outstanding shares of the Corporation were voted in favor of the proposed amendment.
     THIRD: That said amendment was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by the undersigned duly authorized officer of the Corporation on this 20th day of April, 2001.

/s/ Michael J. Byrd
Michael J. Byrd
Chief Financial Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 02/12/2002
020091641 — 3003488

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
AND PRIVILEGES OF SERIES A PARTICIPATING PREFERRED STOCK
OF BROCADE COMMUNICATIONS SYSTEMS, INC.
     The undersigned, Antonio Canova, does hereby certify:
     1. That he is the duly elected and acting Vice President, Finance and Chief Financial Officer of Brocade Communications Systems, Inc., a Delaware corporation (the “Corporation”).
     2. That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on February 5, 2002 adopted the following resolution creating a series of 800,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:
     “RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:
     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock.” The Series A Participating Preferred Stock shall have a par value of $0.001 per share, and the number of shares constituting such series shall be 800,000.
     Section 2. Proportional Adjustment. In the event that the Corporation shall at any time after the issuance of any share or shares of Series A Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation (“Common Stock”) payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Participating Preferred Stock.
     Section 3. Dividends and Distributions.
          (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.
          (b) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
          (c) Dividends shall begin to accrue on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
     Section 4. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:
          (a) Each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.
          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
          (c) Except as required by law, the holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 5. Certain Restrictions.
          (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 3 hereof.
          (b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not
               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;
               (ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;
               (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.
     Section 6. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Restated Certificate of Incorporation, as then amended.
     Section 7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Participating Preferred Stock.
     Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
     Section 9. No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.
     Section 10. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
     Section 11. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a series.
     Section 12. Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

     RESOLVED FURTHER, that the President, Chief Operating Officer or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.”
     I further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of my own knowledge.
     Executed at San Jose, California on February 7, 2002.

/s/ Antonio Canova
Vice President, Finance and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:39 PM 04/22/2003
FILED 06:41 PM 04/22/2003
SRV 030262104 — 3003488 FILE

CERTIFICATE OF OWNERSHIP

MERGING
RHAPSODY NETWORKS, INC.
INTO
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Pursuant to Section 253 of the Delaware General Corporation Law)
     BROCADE COMMUNICATIONS SYSTEMS, INC., a corporation incorporated on February 11, 1999 (“Brocade”), pursuant to the Delaware General Corporation Law hereby certifies as follows:
     1. Brocade owns 100% of the capital stock of Rhapsody Networks, Inc., a corporation incorporated on May 17, 2000, pursuant to the Delaware General Corporation Law.
     2. Brocade, by a resolution of its Board of Directors duly adopted on April 11, 2003, determined to merge into itself said Rhapsody Networks, Inc. with Brocade continuing as the surviving corporation, which resolutions are in the following words to wit:
     “WHEREAS this corporation lawfully owns 100% of the outstanding stock of Rhapsody Networks, Inc., a corporation organized and existing under the laws of Delaware, and
     “WHEREAS this corporation desires to merge into itself the said Rhapsody Networks, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,
     “NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Rhapsody Networks, Inc. and assumes all of its liabilities and obligations, and

1

     “FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolutions to merge said Rhapsody Networks, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Delaware Secretary of the State; and
     “FURTHER RESOLVED, that the officers of this corporation be and hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.”
     IN WITNESS WHEREOF, Brocade Communications Systems, Inc. has caused this certificate to be signed by the undersigned authorized officer this 22nd day of April, 2003.

By:	/s/ Antonio Canova
Antonio Canova
Vice President, Finance and Chief Financial Officer

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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:02 PM 12/12/2005
FILED 10:02 PM 12/12/2005
SRV 051012158 — 3003488 FILE
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
THERION SOFTWARE CORPORATION
INTO
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), does hereby certify:
     FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Therion Software Corporation, a Delaware corporation (“Therion”).
     THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of December 12, 2005, determined to merge Therion with and into the Company on the terms and conditions set forth therein:
NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Merger and the assumption by the Company of Therion’s liabilities and obligations.
RESOLVED FURTHER, that each outstanding share of capital stock of Therion shall be canceled and extinguished in the Merger and no consideration issued in exchange therefor.
RESOLVED FURTHER, that such merger shall be effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.
RESOLVED FURTHER, that the Merger is intended to be tax-free for United States federal income tax purposes.
RESOLVED FURTHER, that upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Merger shall be the Company’s Certificate of Incorporation and Bylaws.
RESOLVED FURTHER, that upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including a Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its authorized officer, this 12th day of December, 2005.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Signature:	/s/ Thomas L. MacMitchell
Print Name:	Thomas L. MacMitchell

Title:	Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:53 AM 02/13/2007
FILED 09:53 AM 02/13/2007
SRV 070152418 — 3003488 FILE

CERTIFICATE OF ELIMINATION
OF
SERIES A PARTICIPATING PREFERRED STOCK
OF BROCADE COMMUNICATIONS SYSTEMS, INC.
(Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware)
     The undersigned, Richard Deranleau, does hereby certify that:
     1. The undersigned is the duly elected and acting Chief Financial Officer and Vice President, Finance of Brocade Communications Systems, Inc., a Delaware corporation (the “Corporation”).
     2. Pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, on February 9, 2007, the Board of Directors adopted the following resolutions:
     “WHEREAS, none of the authorized shares of Series A Participating Preferred Stock, par value $0.001 per share, of the Corporation (“Series A Preferred Stock”), are outstanding, and none of the authorized shares of Series A Preferred Stock were issued prior to the Final Expiration Date (as defined in that certain Preferred Stock Rights Agreement, dated as of February 7, 2002, as amended to date, between the Corporation and Wells Fargo Bank, MN N.A.) subject to that certain Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Corporation filed with the Secretary of State of the State of Delaware on February 12, 2002 (the “Certificate of Designation”).
     RESOLVED: That the Corporation be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware a certificate containing these resolutions, with the effect under the General Corporation Law of the State of Delaware of eliminating from the Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock.
     RESOLVED FURTHER: That the proper officers of the Corporation are authorized and directed, for and on behalf of the Corporation and in its name, to execute and file a certificate of elimination relating to the Series A Preferred Stock, and to take such further actions as he may deem necessary or appropriate to carry out the intent of the foregoing resolutions in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.”
     I further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of my own knowledge.
     Executed at San Jose, California on February 24, 2007.

/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Vice President, Finance

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 06/26/2007
FILED 03:57 PM 06/26/2007
SRV 070752909 — 3003488 FILE

CERTIFICATE OF AMENDMENT

TO
RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), does hereby certify that:
     FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Restated and Amended Certificate of Incorporation (the “Certificate of Incorporation”).
     SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:00 p.m., Eastern Daylight Time, on June 26, 2007.
     THIRD: Article IV of the Certificate of Incorporation is hereby amended by deleting Section 1 in its entirety and replacing it with the following:
     “1. The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000. The number of shares of Preferred Stock authorized is 5,000,000. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.
     Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Company as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-hundredth (l/100th) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Company, provided that no fractional shares shall be issued to any holder of fewer than one hundred (100) shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Company shall pay in cash the fair value of such fractions of a share as of the time when this Certificate of Amendment becomes effective.”
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 21st day of June, 2007.

By:	/s/ Richard Deranleau
Richard Deranleau
VP, Finance and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 06/26/2007
FILED 03:57 PM 06/26/2007
SRV 070752918 — 3003488 FILE

CERTIFICATE OF AMENDMENT
TO
RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), does hereby certify that:
     FIRST: This Certificate of Amendment amends the provisions of the Company’s Restated and Amended Certificate of Incorporation (the “Certificate of Incorporation”).
     SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:01 p.m., Eastern Daylight Time, on June 26, 2007.
     THIRD: Article IV of the Certificate of Incorporation is hereby amended by deleting Section 1 in its entirety and replacing it with the following:
     “1. The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000. The number of shares of Preferred Stock authorized is 5,000,000. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.
     Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Company as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Company or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into one hundred (100) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares as may be applicable based upon such 100 -1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Company, provided that no fractional shares shall be issued.”
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 21st day of June, 2007.

By:	/s/ Richard Deranleau
Richard Deranleau
VP, Finance and Chief Financial Officer